                                     December 25, 1998 - INFORMATION ON DISTRIBUTION     EXHIBIT 28.10
                                                     TO CERTIFICATEHOLDERS

Structured Asset Mortgage Investments, Inc.
Mortgage Pass-Through Certificates, Series 1998-3

                        Principal Amt
            Original    Outstanding                                                               Ending
Certificat  Principal     Prior to    Interest  Interest         Interest    Principal      Principal Amount
  Class      Amount     Distribution   Rate     Accrued        Distributed    Payable        Outstanding

  A       $332,071,600  $ 77,631,463   7.315%    $  460,648    $  460,648   $12,322,951       65,308,512
  R                100             0   7.315%             0             0             0                0
  B-1        5,257,000     4,059,199   7.315%        24,086        24,086       296,838        3,762,360
  B-2       13,142,815    10,148,240   7.315%        60,217        60,217       742,114        9,406,125

          $350,471,515    91,838,901             $  544,952    $  544,952   $13,361,905     $ 78,476,998



